Exhibit 10.1

SEAGATE HDD CAYMAN,

SEAGATE TECHNOLOGY,

SEAGATE TECHNOLOGY PLC

and

WELLS FARGO BANK, NATIONAL ASSOCIATION.

SUPPLEMENTAL INDENTURE

Dated as of July 3, 2010

Supplementing the Indenture dated as of May 13, 2010

The SUPPLEMENTAL INDENTURE, dated as of July 3, 2010 (this “Supplemental Indenture”), by and among SEAGATE HDD CAYMAN, an exempted limited liability company organized under the laws of the Cayman Islands, as issuer (the “Company”), SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands, as original guarantor (“Old Parent”), SEAGATE TECHNOLOGY PLC, a public limited company incorporated under the laws of Ireland, as successor guarantor, (“New Parent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company is an indirect wholly-owned subsidiary of Old Parent, and Old Parent is a direct wholly-owned subsidiary of New Parent;

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 13, 2010 (the “Indenture”), providing for the creation and issuance by the Company of 6.875% Senior Notes due 2020 (the “Notes”) and the guarantee thereof by Old Parent (the “Parent Guarantee”);

WHEREAS, the Reorganization anticipated in the Indenture has been consummated such that New Parent has become the publically traded parent of the Seagate group of companies including the Company and Old Parent;

WHEREAS, in accordance with Section 10.05(b) of the Indenture, the Company, Old Parent, New Parent and the Trustee have agreed to execute this Supplemental Indenture to provide for the assumption by New Parent of all of the obligations of Old Parent under the Notes, the Parent Guarantee and the Indenture and the release of Old Parent from all obligations and covenants thereunder;

WHEREAS, Sections 9.01(ii) and 9.01(xiii) of the Indenture provide that the parties hereto may execute this Supplemental Indenture without the consent of the Holders of the Notes;

WHEREAS, in accordance with Sections 9.03, 11.04 and 11.05 of the Indenture, the Trustee has received an Officers’ Certificate and an Opinion of Counsel of the Company relating this Supplemental Indenture;

WHEREAS, in accordance with Section 10.05(b) of the Indenture, the Trustee has received an Opinion of Counsel of New Parent that this Supplemental Indenture, when executed, will be valid and binding upon the New Parent; and

WHEREAS, in accordance with Section 9.03 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Old Parent, New Parent and the Trustee, acting for itself and the Holders of the Notes, agree as follows:

1.                                       Defined Terms.  In this Supplemental Indenture, unless the context otherwise requires:

1.1                                 Terms defined in the Indenture have the same meaning when used in this Supplemental Indenture unless otherwise defined in this Supplemental Indenture; and

1.2                                 All references to “the Supplemental Indenture” or “this Supplemental Indenture” are to this Supplemental Indenture as modified, supplemented or amended from time to time.

2.                                       Amendments to the Indenture.

2.1                                 Section 1.01. Section 1.01 of the Indenture is hereby amended by inserting the following definition in place of the corresponding definition of such term in the Indenture:

“Parent” means Seagate Technology plc, a public limited company incorporated under the laws of Ireland, or any successor obligor to its obligations under the Indenture and the Notes pursuant to Article 5.

2.2                                 In accordance with Section 10.05(b) of the Indenture, New Parent expressly assumes all of the obligations of Old Parent under the Notes, the Parent Guarantee and the Indenture.

2.3                                 In accordance with Section 10.05(b) of the Indenture, New Parent succeeds to, and is substituted for, and may exercise every right and power of, Old Parent under the Indenture with the same effect as if New Parent had been named therein as the Parent.

2.4                                 In accordance with 10.05(b) of the Indenture, Old Parent is discharged and released from all obligations and covenants under the Indenture, the Parent Guarantee and the Notes.

3.                                       Miscellaneous.

3.1                                 Except as expressly amended hereby, the Indenture, is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall be construed as supplemental to the Indenture, and all the terms and conditions of this Supplemental Indenture shall be deemed part of the terms and conditions of the Indenture.  Every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

3.2                                 The parties may sign any number of copies of the Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all

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purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

3.3                                 The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

3.4                                 In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

3.5                                 THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.6                                 No amendment to or termination of this Supplemental Indenture and no modification of  Old Parent’s or New Parent’s respective obligations under the Indenture, as supplemented and amended by this Supplemental Indenture, shall be effective absent the written consent of the Company, New Parent, the Trustee and Old Parent.

3.7                                 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

SEAGATE HDD CAYMAN

By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Senior Vice President, General Counsel and Secretary

SEAGATE TECHNOLOGY

By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Senior Vice President, General Counsel and Secretary

SEAGATE TECHNOLOGY PLC

By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Senior Vice President, General Counsel and Company Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature page to Supplemental Indenture for 6.875% notes]